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                                                                  EXHIBIT 10.3.4

                                 EMPLOYMENT AGREEMENT

     THIS AGREEMENT is made as of April 1, 1997, by and between BALLANTYNE OF OMAHA, INC., a Delaware corporation, with offices at 4350 McKinley Street, Omaha, Nebraska 68112 (the "Company"), and RICHARD HART, an individual residing at 528 Erskine Drive, Pacific Palisades, California 90272 (the "Employee").

                                       WITNESSETH

     WHEREAS, the Employee is joining the Company as a key employee pursuant to the Company's purchase of substantially all of these assets of Xenotech, Inc. under that certain Asset Purchase Agreement dated April 8, 1997 (hereinafter the "Purchase Agreement"); and

     WHEREAS, pursuant to the Purchase Agreement, Employee and Company have agreed to enter into an Employment Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties intending to be legally bound agree as follows:

     1.  EMPLOYMENT

         Company hereby employs Employee as Vice President in charge of the new Xenotech division of the Company, and Employee hereby agrees to be employed by Company in such capacity, upon the terms and conditions hereinafter set forth.

     2.  DUTIES AND SERVICES

         (a) Employee shall perform such services as may be assigned to Employee by the Vice Chairman, the Board of Directors, or the President of the Company.

         (b) Employee agrees to devote all of Employee's time and efforts to the performance of Employee's duties as an employee of the Company. The Employee shall not during the term hereof perform any services for any person, firm or corporation, other than as approved in writing by Company. The prohibitions of this section shall apply to indirect activities of Employee as well as direct activities, and will accordingly prohibit activities of persons with whom Employee is "affiliated," as that term is defined under the Securities Act of 1933, as amended, and the Rules and Regulations thereunder.

         (c) Employee shall undertake such travel as may be necessary or desirable to promote the business and affairs of Company.


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     3.  TERM

         (a) Except as otherwise hereinafter specifically provided, the term of this Employment Agreement shall be for a period of five (5) years commencing as of April 1, 1997.

         (b) Notwithstanding anything to the contrary provided herein, the Company or the Employee may give the other 120 days' notice prior to the end of the term, or of any extension or renewal thereof, of such party's intention to negotiate a new employment arrangement commencing at the end of the term or to terminate this contract. In the event no such notice is given, the term described as subparagraph (a) above shall automatically continue for an additional year, and this subsection (b) shall be applicable again within such extension.

         (c) This Agreement may be terminated by Company, at its discretion, upon Employee's death, inability to perform or incapacity (being defined as inability to perform normal activities and functions for a period of 180 consecutive days), or for cause. A termination for cause for purposes of this Agreement shall be that Employee (i) acted dishonestly or in a grossly incompetent manner or engaged in willful misconduct in the performance of Employee's duties, (ii) breached a fiduciary duty to Company, (iii) intentionally failed to perform reasonably assigned duties which are materially important in connection with his employment and/or the business of the Company, (iv) willfully violated any law, rule or regulation (other than minor traffic violations or similar offenses) or any final cease and desist order, or (v) breached this Agreement and such breach is not cured by Employee after ten (10) days' written notice.

         (d) This Agreement may be terminated by Employee in the event that Company breaches this Agreement and such breach is not cured by Company after ten (10) days' written notice.

     4.  COMPENSATION

         (a) BASIC COMPENSATION. For all of the services to be rendered by Employee in any capacity hereunder, Company shall pay Employee a salary at the annual rate of One Hundred Sixty Thousand Dollars ($160,000), and Company shall review such salary annually as of January 1 during each subsequent year of this Agreement but in no event shall the basic compensation in each subsequent year be less than the aforesaid amount. The compensation paid hereunder to Employee shall be paid in accordance with the payroll practices conducted by Company and shall be subject to the customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee.

         (b) ADDITIONAL COMPENSATION. In addition to the basic compensation set forth at Paragraph 4(a) above, Company shall pay Employee additional compensation based upon the following Bonus Plan:


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              (1) Employee shall be paid an annual bonus which shall be equal to a percentage of the "annual sales" of the Xenotech division of Company during each fiscal year of the Company, or portion thereof, during which Employee is employed by Company; provided, however, that such bonus shall be payable for a fiscal year only if the net income before taxes of the Xenotech division for such year, computed without regard to this bonus, is at least 5 percent of the annual sales for such year.

              (2) For purposes of this provision, "annual sales" of the Xenotech division of Company shall mean all gross revenues of Company during a fiscal year thereof which were derived from the Xenotech division, including equipment lease and consignment income and sales of Xenotech lighting equipment.

              (3) The amount of annual additional compensation to be paid to Employee under this Bonus Plan shall be based upon the following scale:

           Xenotech Division                            Applicable Bonus
          Annual Sales Ranges                               Percentage
          -------------------                           ----------------
             $3,000,000.00 -                                   1.50
             $3,999,999.99

             $4,000,000.00 -                                   1.60
             $4,499,999.99

             $4,500,000.00 -                                   1.70
             $4,999,999.99

             $5,000,000.00 -                                   1.80
             $5,499,999.99

             $5,500,000.00 -                                   1.90
             $5,999,999.99

             $6,000,000.00                                     2.00
             and above

         (c) DEFINITION OF PAYMENT. Computation of additional compensation shall be made by Company within thirty (30) days of the end of each calendar year, and shall be paid within one (1) month from the date Company makes such determination.

         (d) COMPUTATION PERIOD FOR ADDITIONAL COMPENSATION. Except as provided as subsection (e), with respect to the determination of additional compensation for any calendar year in which Employee does not render services hereunder for the full twelve (12) month period, Company shall compute the additional compensation in the same manner as described at subsection (b), for the period from the commencement of such fiscal period


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(i.e. January 1) or the date upon which Employee's services hereunder shall commence, whichever is later, through the last day of the calendar month preceding termination or the last day of the fiscal year, whichever is earlier.

          (e) TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason, Employee shall be entitled to receive the basic compensation accrued but unpaid as of the date of termination. In addition, Employee shall continue to be paid at the rate of Fifty Thousand Dollars ($50,000) per year for the remainder of the initial five (5) year term of this Agreement. Upon termination of employment of Employee by Company for any reason other than for cause, Employee shall also be entitled to receive the additional compensation computed as set forth above. Nothing herein contained shall be construed to deprive Employee of any other remedy at law or in equity for breach of this contract by Company if Employee's employment is terminated by Company without cause. In the event Employee's employment with Company is terminated for cause, Employee shall forfeit all accrued and unpaid additional compensation as determined in subsection (b) herein.

         (f) DISPUTES. In the event of a dispute in the calculation of additional compensation by Company hereunder relating to the calculation of net sales or pre-tax earnings of Company, such net sales and pre-tax earnings shall be determined by the certified public accountant retained by Company, and such determination (including any allocations with respect to transactions between Company and its affiliates) shall be absolute, conclusive and binding upon Company and Employee, except in the event of gross malfeasance or fraud.

         (g) ESCROW AGREEMENT. Part of Employee's compensation hereunder shall be subject to the terms and conditions of an Escrow Agreement between the parties hereto, executed simultaneously herewith, the terms and conditions of which are incorporated herein by this reference.

     5.  EXPENSES AND VACATIONS

         (a) Company shall reimburse Employee for all reasonable and necessary travel and entertainment expenses incurred by Employee in the performance of Employee's duties hereunder upon submission of vouchers and receipts evidencing such expenses. In addition, Company shall provide Employee with an automobile to be used in the performance of Employee's duties hereunder.

         (b) Employee shall be entitled to vacation during each twelve (12) months of employment in accordance with applicable Company policy. All vacations shall be in addition to recognized national holidays. During all vacations, Employee's compensation and other benefits as stated herein shall continue to be paid in full. Such vacations shall be taken only at times convenient for Company.

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     6.  OTHER BENEFITS

         In addition to the compensation and to the rights provided for elsewhere in this Agreement, Employee shall be entitled to participate in each plan of Company now or hereafter adopted for the benefit of employees of Company, to the extent permitted by such plans and by applicable law, including, but not limited to: (i) 401(k) profit-sharing plan, (ii) medical expense insurance program, and (iii) pension plan. Employee is specifically excluded from participation in the Company's key employees' profit-sharing plan.

     7. DISCLOSURE OF INFORMATION. Employee acknowledges that Company's trade secrets as they may exist from time to time, including, but not limited to, Company's list of customers, processes, ideas, plans, programs, procedures and know-how, are valuable, special and unique assets of Company's business, access to and knowledge of which are essential to the performance of Employee's duties hereunder. The parties agree that Employee will not, during or after the term of Employee's employment by Company, disclose such secrets to any person, firm, corporation, association or other entity or use such secrets for any reason or purpose whatsoever; nor shall Employee make use of any such property for Employee's own purposes or for the benefit of any person, firm, corporation or other entity (except Company) under any circumstances during or after the term of Employee's employment. Nothing in this section shall limit Employee's right to carry Employee's accumulated career knowledge and professional skills to any future employment, subject to the specific limitations of the foregoing provisions of this section and the restrictive covenant elsewhere set forth herein.

     8. RESTRICTIVE COVENANT. Employee agrees that at the expiration of this Agreement or at termination for any reason whatsoever, Employee shall not, for a period of three (3) years thereafter, or a date which is five (5) years after the date of this Agreement, whichever is later, without Company's prior written consent, directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or assist any other person, firm, or corporation as an employee or otherwise, in the ownership, management, operation or control, financial or otherwise, of any business or organization anywhere in the world which, directly or indirectly, competes with the lighting business of the Company or its affiliated or subsidiary companies; and shall not, directly or indirectly, by himself or through others, make, manufacture, assemble, sell, distribute or otherwise deal in lighting products similar to those manufactured, assembled, sold or distributed by Company. It is the desire and intent of the parties that the provision of this section shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.

     The parties hereto recognize and agree that in the event of the breach of any provision of this covenant, there is not a remedy at law adequate to protect the rights and interest of Company set forth herein, and the parties therefore agree that Company shall have the right to an injunction enjoining Employee from violating the provisions of this section. Nothing herein shall be construed as prohibiting Company from pursuing any other


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remedies available for such breach or threatened breach, including the recovery of damages from Employee. In the event that any restriction contained in this covenant is deemed by any court to be void because it is for an excessive period of time or restricts Employee from engaging in a business competing with Company in an excessive geographical area, it is agreed by the parties that said court shall have the right to decrease the time period or geographical area covered by such restriction to a time period and/or geographical area which is not excessive.

     It is understood and agreed that in the event Company terminates Employee without cause or if Company breaches this Agreement and does not cure said breach as provided in Paragraph 3(d), the provisions of Paragraph 8 are null and void.

     9. INVENTIONS AND DISCOVERIES. Employee hereby sells, transfers and assigns to Company or to any person or entity designated by Company all of the entire right, title and interest of Employee in and to all inventions, ideas, disclosures and improvements, whether patented or unpatented, and copyrightable material made or conceived by Employee, solely or jointly, during the term hereof which relate to the products and services provided by Company or which otherwise relate or pertain to the business, functions or operations of Company. Employee agrees to communicate promptly and to disclose to Company in such form as Employee may be required to do so all information, details and data pertaining to such inventions, ideas, disclosures and improvements and to execute and deliver to Company such formal transfers and assignments and such other papers and documents as may be required of Employee to permit Company or any person or entity designated by Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyrights thereof.

     10. NOTICES. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to Employee's residence, in the case of Employee, or to Company, at the principal offices of Ballantyne of Omaha, Inc.

     11. CONSTRUCTION OF AGREEMENT. This Agreement is intended to be construed and enforced in accordance with the laws of the State of California, in the same manner as those executed and performed entirely within the State of California, and without regard to or aid of any presumption or other rule requiring construction against the party drawing or causing this Agreement to be drawn.

     12. COMMENCEMENT OF ACTIONS OR PROCEEDINGS. Any action or proceeding brought by a party hereto against another and arising out of the Agreement or any breach thereof, may be commenced by the service of process in the same manner as a notice may be served under this Agreement.

     13. NON-WAIVER. No provision of this Agreement shall be deemed to have been waived except if such waiver is contained in a notice given to the party claiming such waiver


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has occurred and no such waiver shall be deemed to be a waiver of any other or further similar or dissimilar obligation or liability of the party in whose favor the waiver was given.

     14. ILLEGALITY. If any provision or provisions hereof (or any part thereof) or the application thereof to any particular facts or circumstances shall be illegal and unenforceable by reason of any statute or rule of law, the remaining provisions (or parts thereof) of this Agreement or the applications of the particular provision or provisions (or parts thereof) to the other facts or circumstances shall not be affected thereby and shall remain in full force and effect, it being the intention by this section to make clear the agreement of the parties that this Agreement shall be enforced insofar as it may be enforced consistent with law.

     15. HEADINGS. The headings of the sections herein are for convenience only and are part of this Agreement and shall not affect the interpretation thereof.

     16. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. All prior arrangements or understandings are merged herein. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of Company, whether by merger, consolidation, sale or lease of assets, or otherwise.

     18. DEFINITION AND GENDER. All terms used herein shall have their defined meaning, unless the context clearly indicates otherwise. Pronouns for defined terms shall be construed as masculine, feminine, or neuter, or in the singular or plural, as the sense required, and to include any and all successors and substitutions therefor.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

          "Employee"                                  "Company"

                                         BALLANTYNE OF OMAHA, INC.

         /s/ Richard Hart                By     /s/ Ronald H. Echtenkamp
  -------------------------------          ---------------------------------
            Richard Hart                          Ronald H. Echtenkamp
                                                  Vice Chairman


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